SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: February 23, 2000



		Exact Name of
Commission      Registrant           State or other    IRS Employer
File            as specified         Jurisdiction of   Identification
Number          in its charter       Incorporation     Number
-----------     --------------       ---------------   --------------

1-12609         PG&E Corporation        California       94-3234914

1-2348          Pacific Gas and         California       94-0742640
                Electric Company




Pacific Gas and Electric Company         PG&E Corporation
77 Beale Street, P.O. Box 770000         One Market, Spear Tower, Suite 2400
San Francisco, California  94177         San Francisco, California 94105

            (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company		PG&E Corporation
	   (415) 973-7000			 (415) 267-7000

           (Registrant's telephone number, including area code)

Item 5.  Other Events

A. Pacific Gas and Electric Company's General Rate Case Proceeding

On February 17, 2000, the California Public Utilities Commission
(CPUC) approved a final decision in Pacific Gas and Electric Company's 1999 General Rate Case (GRC). (Pacific Gas and Electric Company (Utility) is the California utility subsidiary of PG&E Corporation.) The final decision adopts the alternate proposed decision that had been issued by a CPUC commissioner on January 14, 2000. The final decision authorizes an increase of $377 million in electric base revenues and an increase of $93 million in gas base revenues over 1996 electric and gas base revenues. The final decision states that the net impact of the $377 million proposed increase in electric base revenues, after subtracting the 1998 electric base revenues provided by the California electric industry restructuring legislation of approximately $241 million, would be an increase in electric base revenues of $136 million over 1998 electric base revenues. The Utility had requested increases in electric and gas base revenues of $445 million and $377 million, respectively, over 1998 authorized base revenues. The electric and gas base revenue changes are retroactive to January 1, 1999 as a result of the interim rate decision issued by the CPUC in December 1998.

The final decision denies the Utility's request for an Attrition Rate Adjustment (ARA) to adjust revenues in 2000, but adopts an ARA for 2001. The final decision orders that the CPUC oversee an audit of the Utility's 1999 distribution capital spending, and that the 2001 ARA be subject to modification to take into account the results of the audit. The 2001 ARA will also be subject to modification to recognize amounts recorded in a new balancing account that the final decision requires be established for vegetation management expenses.

The final decision also orders that the Utility file a 2002 GRC, so that the revenue requirements established in the 2002 GRC will be the starting point for a future performance based ratemaking (PBR) mechanism that is intended to eventually replace the GRC mechanism and cost of capital proceedings. The final decision narrows the Utility's pending PBR application to consider and adopt various performance measures and to establish a framework for rewards and penalties based upon the achievement of the performance measures. The portion of the pending PBR application that would determine future revenue requirements based principally on inflation and productivity factors will not be implemented before 2003.

The final decision also adopts a customer quality assurance program that establishes customer service standards. The Utility is required to provide customer rebates of between $25 to $100 for each failure to comply with the standards.

Based on a preliminary analysis, the Utility believes that on a results of operations basis, the final decision provides for an increase of $163 million over the distribution portion of 1998 electric base revenues. The increase in electric base revenues will not change customer electric rates because electric rates are frozen at current levels for all customers through a transition period ending no later than March 2002.

B. 1998 Annual Transition Cost Proceeding

On February 17, 2000, the CPUC issued a final decision in the 1998 ATCP applicable to the California investor owned electric utilities. The ATCP was established to verify the accounting and recording of costs and revenues in the transition costs balancing account (TCBA) and ensure that only eligible transition costs have been entered. The TCBA tracks transition costs and the revenues available to offset transition costs, including the accelerated recovery of plant balances, and other generation-related assets and obligations. As previously reported, the proposed decision in the ATCP issued on January 7, 2000, contained a proposed change to the rules previously in place for the amortization of transition costs. Under the final decision, on a prospective basis the utilities are required to assess the estimated market value of their remaining non-nuclear generating assets, including the land associated with those assets, on an aggregate basis at a value not less than the net book value of those assets and to credit the TCBA with the estimated value. The decision encourages the utilities to base such estimates on realistic assessments of the market value of the assets. The final decision did not adopt the proposed decision's recommendation to establish a new regulatory asset account that would allow a true-up when the estimated market value is greater than actual market value. However, the decision states that crediting the TCBA with the aggregate net book value of the remaining non-nuclear generating assets is a conservative approach and remedies any concerns regarding the lack of a true-up. The decision provides that if the estimated market valuation is less than book value for any individual asset, accelerated amortization of the associated transition costs will continue until final market valuation of the asset occurs through sale, appraisal, or other divestiture. If the final value of the assets, determined through sale, appraisal or other divestiture, is higher than the estimate, the excess amount would be used to pay remaining transition costs, if any. The utilities are required to file the adjusted entries to their respective TCBA based on the estimated market values with the CPUC by March 9, 2000. The filing will become effective after appropriate review by the CPUC's Energy Division and the TCBA entries are subject to review in the next ATCP. If an estimate of the market value of the non-nuclear generating assets is adopted that exceeds the aggregate net book value of those assets, a charge to earnings would result.

C. Disposition of PG&E Energy Services Corporation

In connection with its plan of disposition, PG&E Corporation is reviewing bids for the sale of its energy services business conducted through its subsidiary, PG&E Energy Services Corporation (PG&E ES). PG&E ES provides retail gas and electric commodities nationwide, where permitted under applicable laws, and provides energy-related value-added services, including billing and information management services, energy efficiency and other energy management services, regulatory and rate analysis, and power quality solutions.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                               PG&E CORPORATION

                                    CHRISTOPHER P. JOHNS
                               By
                                  ---------------------
                                  CHRISTOPHER P. JOHNS
                                  Vice President and Controller


                               PACIFIC GAS AND ELECTRIC COMPANY

                                    KENT M. HARVEY
                               By
                                   ---------------------
                                   KENT M. HARVEY
                                   Senior Vice President, Treasurer, Chief
                                   Financial Officer, and Controller


Dated: February 23, 2000